Exhibit 10.4

CINEDIGM CORP.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 1, 2017, by and between Cinedigm Corp. (the “Company”) and _____________ (the “Voting Party”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof (the “Closing Date”), Bison Entertainment Investment Limited (the “Purchaser”) is purchasing from the Company up to 20,000,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”) pursuant to a Stock Purchase Agreement, dated as of June 29, 2017 (the “Stock Purchase Agreement”); and

WHEREAS, the Voting Party currently owns and/or controls shares of the Class A Common Stock; and

WHEREAS, the Voting Party is providing this Agreement pursuant to the Stock Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement and to the extent he or she is entitled under the Company’s constituent or organizational documents or agreements to vote on such matter, the Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns or controls from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at an annual or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Board of Directors.

2.1 Voting. During the term of this Agreement, and subject to the Company’s constituent or organizational documents or agreements, each Voting Party agrees to vote all Voting Shares to (i) maintain the size of the Company’s Board of Directors at seven (7) persons, and (ii) in favor of any Bison Designee designated in accordance with Section 3.12 of the Stock Purchase Agreement with respect to:

(a) the appointment to the Board of Directors upon the Closing;

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(b) the election to the Board of Directors at any meeting of stockholders at which directors are to be elected; and

(c)  the appointment to fill any vacancy created by the failure of any Bison Designee to complete a term on the Board of Directors;

in each case, so long as the Bison Designee subject to election or appointment satisfies the Company’s normal procedures regarding suitability of director nominees.

2.2 Other Obligations. The obligations of the Voting Party pursuant to this Section 2 shall include any stockholder vote to amend the Amended and Restated Certificate of Incorporation, as amended, and/or Amended and Restated Bylaws, as amended, of the Company as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as stated herein and in the Stock Purchase Agreement. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of the Voting Party’s Voting Shares or any voting rights therein, unless (i) such Voting Shares are sold into the public markets (a “Sale”), (ii) such Voting Shares are transferred as a bona fide charitable gift to an unrelated third party non-government or non-profit organizations (a “Gift”), or (iii) such Voting Shares are distributed to limited partners in the ordinary course of business of a fund owned or controlled by the undersigned (a “Distribution”). Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for Sales, Gifts and Distributions), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. For the avoidance of doubt, no such additional written agreement shall be required if Voting Shares that are transferred remain under the control of the relevant Voting Party.

4. Covenants. The Voting Party agrees to take all actions appropriate for such Voting Party to cause the nomination of the Bison Designees in accordance with Section 3.12 of the Stock Purchase Agreement, for election and appointment as directors of the Company. The Voting Party will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by such Voting Party hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

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5. Irrevocable Proxy and Power of Attorney. The Voting Party hereby grants a power of attorney to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the Secretary of the Company, or any of them from time to time, or their designees, as the Voting Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution (each a “Proxy Holder”), to vote (or consent pursuant to an action by written consent of the stockholders, if applicable) with respect to the matters set forth under Section 2 hereof, and hereby authorizes each Proxy Holder to represent and vote, if and only if the Voting Party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Voting Shares in favor of maintaining the size of the Board of Directors of the Company or election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Sections 2 of this Agreement or to take any action necessary to effect Section 2, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 9 hereof. The Voting Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Voting Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Shares, in each case, with respect to any of the matters set forth herein.

6. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

7. Manner of Voting. The voting of Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8. Termination. This Agreement shall terminate and be of no further force or effect (i) upon the written consent of the Purchaser, (ii) automatically and without any further action by the parties hereto upon (x) the voluntary or involuntary filing of a bankruptcy petition of the Company or (y) the dissolution of the Company in accordance with applicable law, or (iii) when the Voting Party ceases to be a director, officer, or strategic advisor of the Company, or ceases to, directly or indirectly, hold any Voting Shares, as applicable.  Nothing in this Section 9 shall be deemed to release any party from any liability for any fraud or willful breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

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9.  Amendments and Waivers. Except as otherwise provided herein, additional parties may be added to this Agreement pursuant to Section 3 hereof. No provision of this Agreement may be amended and no observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively).

10. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Party shall become Voting Shares for purposes of this Agreement.

11.  Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions that would require the application of the laws of any other jurisdiction.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be electronically transmitted and shall be deemed an original, and all of which together shall constitute one instrument.

14. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

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This Voting Agreement is hereby executed effective as of the date first set forth above.

COMPANY

CINEDIGM CORP.

By:
Name:
Title:

VOTING PARTY

[●]

By:
Name:
Title:

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